Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Level 3 Communications, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-53914, 333-91899, 333-68887, 333-71713, 333-115062, 333-123703, 333-125030, 333-125262, 333-130710, 333-132695, 333-134668, 333-136413, 333-139836, and 333-139838) on Form S-3 and the registration statements (Nos. 333-79533, 333-42465, 333-68447, 333-58691, 333-52697, 333-115472, and 333-115751) on Form S-8 of Level 3 Communications, Inc. of our reports dated February 29, 2008, with respect to the consolidated balance sheets of Level 3 Communications, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, cash flows, and changes in stockholders’ equity (deficit) and comprehensive loss for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Level 3 Communications, Inc.

/s/ KPMG LLP

Denver, Colorado
February 29, 2008